Exhibit 10.8

Cryoport, Inc.

2018 Omnibus Equity Incentive Plan

NOTICE OF GRANT OF RESTRICTED STOCK RIGHTS (EMPLOYEE FORM)

This Restricted Stock Right Agreement consists of this Notice of Grant of Restricted Stock Rights (the “Grant Notice”) and the Restricted Stock Right Award Agreement immediately following. The Restricted Stock Right Agreement sets forth the specific terms and conditions governing Restricted Stock Right Awards under the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (the “Plan”).  All of the terms of the Plan are incorporated herein by reference.

Name of Grantee:
Total No. of Restricted Stock Rights:
Date of Grant:
Vesting Schedule:	Subject to Grantee’s continued employment:	.

BY ACCEPTING THIS RESTRICTED STOCK RIGHT AGREEMENT, WHETHER THROUGH ELECTRONIC SIGNATURE OR OTHER MEANS, GRANTEE ACCEPTS PARTICIPATION IN THE PLAN, ACKNOWLEDGES THAT HE OR SHE HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS GRANT NOTICE, THE AWARD AGREEMENT AND THE PLAN, AND AGREES THAT THIS GRANT NOTICE, THE AWARD AGREEMENT AND THE PLAN SHALL GOVERN THE TERMS AND CONDITIONS OF THIS AWARD.

IN WITNESS WHEREOF, the Company and Grantee have duly executed this Restricted Stock Right Agreement, and this Restricted Stock Right Agreement shall be effective as of the Grant Date set forth above.

CRYOPORT, INC.	GRANTEE

By:

Print Name:	Signature

Its:

Print Name

RESTRICTED STOCK RIGHT AWARD AGREEMENT

Under the Cryoport, Inc.

2018 Omnibus Equity Incentive Plan

This Restricted Stock Right Award Agreement (this “Agreement”) is between Cryoport, Inc. (the “Company”) and the individual (the “Grantee”) identified in the Notice of Grant of Restricted Stock Rights (the “Grant Notice”) and is effective as of the date of grant referenced in the Grant Notice (the “Date of Grant”).  This Agreement supplements the Grant Notice to which it is attached, and, together, with the Grant Notice, constitutes the “Restricted Stock Right Agreement” referenced in the Grant Notice.

RECITALS

A.The Board of Directors of the Company (the “Board”) has adopted and the stockholders have approved the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (the “Plan”) to promote the interests and long-term success of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the continued growth and profitability of the Company.

B.The Committee has approved the grant of Restricted Stock Rights to Grantee pursuant to Section 7.2 of the Plan.

C.To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

D.In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Grantee agree as follows:

AGREEMENT

1.Grant of Restricted Stock Rights.  Subject to the terms of this Agreement and Section 9.2 of the Plan, the Company grants to Grantee the aggregate number of Restricted Stock Rights specified in the Grant Notice.

2.Vesting of Restricted Stock Rights.  Subject to Grantee’s continued employment with the Company, the Restricted Stock Rights shall vest and become nonforfeitable according to the vesting schedule set forth in the Grant Notice.

3.Payment of Restricted Stock Rights.  The Restricted Stock Rights that become vested and nonforfeitable pursuant to Section 2 above will be paid in whole unrestricted and fully transferable shares of Stock within 30 days of each Vesting Date identified in the Grant Notice.

4.No Stockholder Rights.  During the restriction period and until the date of payment of Restricted Stock Rights pursuant to Section 3, the Grantee will not have any of the rights of a stockholder of the Company with respect to the Restricted Stock Right.

5.Withholding.  As described in Article 15 of the Plan, the Company shall have the right to deduct or withhold, or to require Grantee to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, and local tax withholding requirements on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Committee shall have the power to choose among such methods.

6.No Right to Continued Employment. This Agreement shall not be construed to confer upon Grantee any right to continue employment with the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate Grantee’s employment at any time.

7.Administration.  This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan.  The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon Grantee and the Company.  In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

8.Adjustments.  The number of shares of Stock issued to Grantee pursuant to this Agreement shall be adjusted by the Committee pursuant to Section 5.3 of the Plan, in its discretion, in the event of a change in the Company’s capital structure.

9.Securities Laws Compliance.  The Company shall not be required to deliver any shares of Stock pursuant to the settlement of this Award if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal or state securities laws or regulations.

10.Copy of Plan; Electronic Signature.  By accepting this Agreement (whether through electronic signature or other means), the Grantee acknowledges receipt of a copy of the Plan.  The Grantee acknowledges that the Grantee’s electronic signature has the same legal force and effect as a written or manual signature.

11.Amendment.  Except as otherwise provided in the Plan, this Agreement may be amended only by a written agreement executed by the Company and Grantee.  The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

12.Clawback.  Pursuant to Section 12.5 of the Plan, every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or any policy of the Company.  By accepting this Award, Grantee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law or prescribed by any policy of the Company.

13.Section 409A Compliance. The Restricted Stock Rights, if any, that become payable pursuant to this Notice may be considered “nonqualified deferred compensation” that is subject to the requirements of Section 409A of the Code.  The Company intends, but does not and cannot warrant or guaranty, that the Restricted Stock Rights will be paid in compliance with Section 409A of the Code or an applicable exception.  Neither the time nor the schedule of the payment of the Restricted Stock Rights may be accelerated or subject to a further deferral except as permitted pursuant to Section 409A of the Code and the applicable regulations.  Payment of the Restricted Stock Rights may be delayed only in accordance with Section 409A of the Code and the applicable regulations.  Grantee may not make any election regarding the time or the form of the payment of the Restricted Stock Rights.  This Notice shall be administered in compliance with Section 409A of the Code or an exception thereto and each provision shall be interpreted, to the extent possible, to comply with Section 409A of the Code and the applicable regulations.

MANY OF THE PROVISION OF THIS AWARD AGREEMENT ARE SUMMARIES OF SIMILAR PERTINENT PROVISIONS OF THE PLAN.  TO THE EXTENT THAT THIS AGREEMENT IS SILENT ON AN ISSUE OR THERE IS A CONFLICT BETWEEN THE PLAN AND THIS AGREEMENT, THE PLAN PROVISIONS SHALL CONTROL.